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                               POWER OF ATTORNEY

        I, the undersigned Vice President and Controller of New York Life Insurance and Annuity Corporation ("NYLIAC"), hereby constitute Patrick C. Colloton, Melvin J. Feinberg, Michael Gallo, David Harland, Robert J. Hebron, David Krystel, Robert D. Rock and George J. Trapp, and each of them singly, my true and lawful attorneys with full power to them and to each of them to sign for me, and in my name, registration statements to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, the Securities Exchange Act of 1934 and the Investment Company Act of 1940 and any and all amendments thereto, with respect to any variable life insurance policies or variable annuity contracts issued by NYLIAC and related units in NYLIAC separate accounts.

        Witness my hand on the date set forth below.



        Signature


   /s/ CARMELA CONDON                          1/15/03
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     Carmela Condon                             Date